Exhibit 99.1

iSun Inc. Reports Final Fourth Quarter and Full-Year 2022 Results

Q4 2022 revenues of $25.9 million, a 36% increase from Q3 2022, driven by increased demand and higher productivity

Full-year 2022 revenue a record $76.5 million, up 69% over 2021

Reaffirms expectations for total revenue of $95-100 million in 2023, a 24-31% increase over 2022

Williston, VT, March 30, 2023 — iSun, Inc. (NASDAQ: ISUN) (the “Company,” or “iSun”), a leading solar energy and clean mobility infrastructure company with 50 years of experience accelerating the adoption of innovative electrical technologies, today announced financial results for the fourth quarter and full-year 2022.

Quarterly Highlights

■	Revenue of $25.9 million, above guidance provided in November 2022 and up 36% sequentially from Q322, despite market challenges
■	Gross profit of $5.4 million
■	Gross margin of 21.0%, up 30 basis points from 20.7% in 2021’s fourth quarter
■	Awarded $11.0 million in new solar contracts in fourth quarter of 2022

Full-Year Highlights

●	Record annual revenues of $76.5 million, up 69% over $45.3 million in prior year
●	Gross profit of $16.0 million, an increase of $9.6 million compared to $6.4 million in 2021
●	Gross margin of 21.0%, up 680 basis points from 14.1% in 2021
●	Accelerated growth in residential segment, representing 50% of revenue in 2022 compared to 28% in 2021
●	Total backlog remains strong at $164.2 million

Management Commentary

“We are very pleased with our top-line revenue of $76.5 million in 2022, above the forecast we provided in November 2022, despite the industry-wide supply chain challenges,” said Jeffrey Peck, Chief Executive Officer of iSun. “Over the course of the year, we added $138.4 million in backlog to drive our total backlog to $164.2 million at the end of 2022. We demonstrated continuing success in winning new business contracts and began working through our backlog with higher throughput and productivity. In our utility and development segment, our pipeline reached a record 1.6GW of projects at the end of 2022, up 1.1GW from the end of 2021. Moreover, we began diversifying our business in line with our strategy of participating across the spectrum of the industry, beginning to implement an important EV carport contract and starting to participate in joint ventures of projects.

“Given the challenges we overcame to generate these results, we are really proud of the team’s hard work in effectively addressing the needs of our customers across our business segments and developing strong customer relationships for the company going forward. That dedication was manifested in our Adjusted EBITDA profitability in the fourth quarter, illustrating our path towards scaling efficiently and profitably. Now, our focus is on executing these projects efficiently this year and beyond. We are pleased with the industry stability provided in the climate change legislation enacted last summer, since it removes uncertainty and impediments to financing and developing the alternative energy solutions our country needs, which aligns perfectly with our company mission. As these rules and regulations are finalized this year, we anticipate that it will increase the value of all solar assets, those in development and under construction, including our growing pipeline.”

Fourth Quarter and Full-Year Results

iSun reported fourth quarter 2022 revenue of $25.9 million, compared to $27.0 million in the same period in 2021. Full year 2022 revenue was $76.5 million, representing a $31.2 million or 69% increase over the same period in 2021. This year’s revenue growth was driven primarily by the fulfillment of increased residential consumer demand and expanded services across all markets, as well as execution of the commercial and industrial backlog; total backlog was $164.2 million as of December 31, 2022. iSun also generated new future demand by adding $11.0 million in new business during the fourth quarter.

Divisional highlights as of December 31, 2022, include:

●	Residential division generated revenue of $11.8 million and $38.3 million in the fourth quarter and full-year, respectively. Customer orders of approximately $20.5 million are expected to be completed within four to six months.
●	Commercial division generated revenue of $0.4 million and $3.8 million in the fourth quarter and full-year, respectively, and has a contracted backlog of approximately $11.2 million expected to be completed within six to eight months.
●	Industrial division generated revenue of $13.3 million and $30.2 million in the fourth quarter and full-year, respectively, and has a contracted backlog of approximately $132.5 million expected to be completed within 12 to 18 months.
●	Utility and development division generated revenue of $0.4 million and $4.2 million in the fourth quarter and full-year, respectively. The Utility division has 1.6 GW of projects currently under development with projects achieving NTP in 2023.

Gross profit in the fourth quarter was $5.4 million compared to $5.6 million in the fourth quarter of 2021. Gross margin for the quarter was 21.0%, up 30 basis points from 20.7% in the same period in 2021. Full year 2022 gross profit was $16.0 million, up $9.6 million from $6.4 million in 2021. Full year 2022 gross margin was 20.9% compared to 14.1% in 2021, up 680 basis points. As synergies among the company’s segments grow, gross margin is expected to continue to strengthen.

Operating income in the fourth quarter was a loss of ($2.1) million compared to a loss of ($3.6) million in 2021’s fourth quarter. Full year 2022 operating income was a loss of ($18.3) million compared to a loss of ($10.6) million in 2021. Non-cash depreciation and amortization expenses were $1.8 million in the fourth quarter of 2022, compared to $0.4 million in prior year period. Full year 2022 non-cash depreciation and amortization expenses were $7.1 million compared to $1.0 million in 2021.

iSun reported a net loss of ($3.1) million, or ($0.12) per share, in the fourth quarter of 2022, compared to a net loss of ($1.1) million, or ($0.07) per share, in the same period in 2021. Full year 2022 net loss was ($16.6) million or ($1.18) per share, compared to a net loss of ($6.2) million or ($0.67) per share, in 2021.

Adjusted EBITDA for the fourth quarter of 2022 was $0.3 million or $0.02 per share, compared to $0.9 million or $0.14 per share in the same period in 2021. Full year 2022 Adjusted EBITDA was a loss of ($5.6) million or ($0.40) per share, compared to a loss of ($3.9) million or ($0.42) per share in 2021.

Outlook

In the second half of 2022 and so far this year, iSun has secured significant business contracts across business segments throughout its market areas. This success, combined with the anticipated reduction of supply chain and logistics challenges that affected revenue growth in 2022, is expected to enable the company to produce total revenue of $95-100 million for the full year 2023, representing a 24-31% increase over total revenues of $76.5 million in 2022. iSun also anticipates continued gross margin expansion and adjusted EBITDA profitability by the end of 2023.

iSun’ s comprehensive platform and recent investments position the company to respond effectively to increased energy demand associated with both solar energy and automotive electrification, and make iSun an important partner to consumers, businesses, industries, and utilities as they transition to renewable energy sources. iSun expects the recent climate legislation, contained in the Inflation Reduction Act of 2022 (IRA), to provide a more favorable environment for solar development and EV infrastructure over the next 10 years, and with the expected finalization of rules this year, to increase the value of solar assets, both in development and under construction.

Added Mr. Peck, “As we move through 2023, we are confident that our full portfolio of capabilities positions us increasingly well to accelerate our growth, as demonstrated by the our continued success in winning significant contracts. Our platform delivers a much-needed suite of services that meets the needs of a variety of customers and our team brings the expertise to execute efficiently on our customers’ needs. We continue to address increased demand for alternative energy, driven by higher residential and commercial energy costs. Now that our country’s energy policy has been established for the next 10 years through IRA, we expect those macroeconomic factors to help us scale our operations significantly in the next few years, and thus generate steadily higher revenue and reach operating profitability.”

Fourth Quarter 2022 Conference Call Details

iSun will host a conference call today, Thursday, March 30, at 8:30 AM ET to review the Company’s financial results and discuss its operations and outlook. Participants can access the live conference call via telephone at 1-888-506-0062 (domestic) or 1-973-528-0011 (international), using conference ID 568326 or via webcast in the Investor Relations section of the iSun website at investors.isunenergy.com. An audio replay will be available through Thursday, April 13, 2023, and can be accessed by dialing 1-877-481-4010 (domestic) or 1-919-882-2331 (international), using conference code 47771. A webcast of the conference call will be available beginning approximately one hour after the call is completed at investors.isunenergy.com.

iSun, Inc.

Consolidated Balance Sheets

December 31, 2022 and 2021

(In thousands, except number of shares)

	2022	2021
Assets
Current Assets:
Cash	$5,455	$2,242
Accounts receivable, net of allowance	8,783	14,337
Costs and estimated earnings in excess of billings	6,841	4,004
Contract assets	483	-
Inventory	2,536	2,480
Other current assets	1,625	1,071
Total current assets	25,723	24,134
Property and equipment:
Building and improvements	481	967
Vehicles	3,824	2,908
Tools and equipment	2,152	3,127
Software	310	234
Construction in process	-	3
Solar arrays	6,708	6,859
	13,475	14,098
Less accumulated depreciation	(5,035)	(3,056)
	8,440	11,042
Other Assets:
Operating lease right-of-use asset	6,960	-
Captive insurance investment	270	270
Goodwill	37,150	36,907
Intangible assets	14,038	18,906
Investments	12,020	12,420
Other assets	30	49
	70,468	68,552
Total assets	$104,631	$103,728
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$12,941	$13,188
Accrued expenses	5,868	7,628
Billings in excess of cost and estimated earnings on uncompleted contracts	4,255	2,389
Operating lease liability	588	-
Contract liabilities	1,164	-
Line of credit	-	4,468
Current portion of deferred compensation	31	31
Current portion of long-term debt	5,374	6,694
Total current liabilities	30,221	34,398
Long-term liabilities:
Deferred compensation, net of current portion	-	28
Deferred tax liability	-	772
Warrant liability	10	148
Operating lease liability	6,711	-
Other liabilities	3,026	3,375
Long-term debt, net of current portion	8,226	5,149
Total liabilities	48,194	43,870
Commitments and Contingencies (Note 9)
Stockholders’ equity:
Common stock – 0.0001 par value 49,000,000 shares authorized, 15,083,109 and 11,825,878 issued and outstanding as of December 31, 2022 and 2021, respectively	2	1
Additional paid-in capital	74,070	60,863
Accumulated deficit	(17,635)	(1,006)
Total Stockholders’ equity	56,437	59,858
Total liabilities and stockholders’ equity	$104,631	$103,728

The accompanying notes are an integral part of these consolidated financial statements.

iSun, Inc.

Consolidated Statements of Operations

For the Years Ended December 31, 2022 and 2021

(In thousands, except number of shares)

	2022	2021

Earned revenue	$76,453	$45,312
Cost of earned revenue	60,481	38,921
Gross profit	15,972	6,391

Warehouse and other operating expenses	1,765	378
General and administrative expenses	22,411	13,330
Stock based compensation - general and administrative	2,981	2,315
Depreciation and amortization	7,071	982
Total operating expenses	34,228	17,005
Operating loss	(18,256)	(10,614)

Other expenses		-

Gain on forgiveness of PPP loan	2,592	2,000
Change in fair value of warrant liability	138	976
Other expense	(504)	-
Interest expense	(1,351)	(518)

Loss before income taxes	(17,381)	(8,156)
Benefit for income taxes	(752)	(1,915)

Net loss	(16,629)	(6,241)

Preferred stock dividend	-	(70)

Net loss available to shares of common stockholders	$(16,629)	$(6,311)
Weighted average shares of common stock outstanding
Basic and diluted	14,089,499	9,264,919
Basic and diluted	$(1.18)	$(0.67)

The accompanying notes are an integral part of these consolidated financial statements.

Non-GAAP Financial Measures

Included in this presentation are discussions and reconciliations of earnings before interest, income tax and depreciation and amortization (“EBITDA”) and EBITDA adjusted for certain non-cash, non-recurring or non-core expenses (“Adjusted EBITDA”) to net loss in accordance with GAAP. Adjusted EBITDA excludes certain non-cash and other expenses, certain legal services costs, professional and consulting fees and expenses, and one-time Reverse Merger and Recapitalization expenses and certain adjustments. We believe that these non-GAAP measures illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals.

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures, particularly Adjusted EBITDA, to analyze our performance would have material limitations because such calculations are based on a subjective determination regarding the nature and classification of events and circumstances that investors may find significant. We compensate for these limitations by presenting both the GAAP and non-GAAP measures of our operating results. Although other companies may report measures entitled “Adjusted EBITDA” or similar in nature, numerous methods may exist for calculating a company’s Adjusted EBITDA or similar measures. As a result, the methods that we use to calculate Adjusted EBITDA may differ from the methods used by other companies to calculate their non-GAAP measures.

The reconciliations of EBITDA and Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, are shown in the table below:

	Year ended December 31,
	2022	2021
Net loss	$(16,629)	$(6,241)
Depreciation and amortization	7,071	982
Interest expense	1,351	518
Stock compensation	2,981	2,315
Change in fair value of warrant liability	(138)	(976)
Income tax (benefit)	(752)	(1,915)
EBITDA	(6,116)	(5,317)
Other costs(1)	514	1,418
Adjusted EBITDA	$(5,612)	$(3,899)
Weighted Average shares outstanding	14,089,499	9,264,919
Adjusted EPS	$(0.40)	$(0.42)

About iSun Inc.

Since 1972, iSun has accelerated the adoption of proven, life-improving innovations in electrification technology. iSun has been the trusted service provider to Fortune 500 companies for decades and has installed clean rooms, fiber optic cables, flight simulators, and over 600 megawatts of solar systems. The Company currently provides a comprehensive suite of solar services across residential, commercial, industrial & municipal, and utility scale projects and provides solar electric vehicle charging solutions for both grid-tied and battery backed solar EV charging systems. iSun believes that the transition to clean, renewable solar energy is the most important investment to make today and is focused on profitable growth opportunities. Please visit www.isunenergy.com for additional information.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

For more information contact:

Investor Relations

IR@isunenergy.com